GENERAL AGENT SALES AGREEMENT

         AGREEMENT, dated as of June 6, 2005 by and between MONY LIFE INSURANCE COMPANY OF AMERICA ("MONY America"), a New York life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC ("AXA Network"), a Delaware limited liability company having offices at 1290 Avenue of the Americas, New York, New York 10104 and the additional affiliated entities of AXA Network executing this Agreement below (AXA Network and such other entities being jointly and severally hereinafter referred to as the "General Agent").

                              W I T N E S S E T H:

         WHEREAS, MONY America is an insurance company which issues insurance products in the states and other jurisdictions covered by this Agreement;

         WHEREAS, the General Agent is a general agent which sells insurance products in the states and other jurisdictions covered by this Agreement;

         WHEREAS, MONY America desires to retain the General Agent to solicit applications from the general public for MONY America insurance products and to service the policies and contracts sold pursuant thereto and certain existing policies and contracts, and the General Agent desires to solicit such applications and service such policies and contracts;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

         ss.1.1 Defined Terms. In addition to any terms defined elsewhere in this Agreement, the terms defined in this Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated herein.

                  a. Agent - A person who (i) is either an employee or independent contractor of the General Agent, (ii) is duly licensed and qualified to sell the Products and service the Contracts which such person proposes to sell and service under the insurance laws of all states and jurisdictions in which such person proposes to make such sales and service such Contracts and
(iii) only with respect to the sale of Variable Products by individuals, is also a Representative of the Broker-Dealer.

                  b. Application -- An application for the purchase of a Contract made on the form from time to time delivered to the General Agent by MONY America for such purpose in accordance with MONY America's Policies and Procedures.

                  c. Appointed Agent -- An Agent appointed by MONY America to solicit Applications for the Products and to service Contracts in one or more states or jurisdictions.

                  d. Bank-Related Sales -- Any Application (i) made on the premises of a bank, trust company, savings bank, savings and loan association, thrift, credit union or similar institution (as the case may be, a "Bank"); (ii) by means of personal, telephone, mail or other oral or written contacts originating



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from the premises of a Bank; or (iii) to persons who are referred to the General
Agent by a Bank pursuant to customer lists, mailings, Bank employee referrals or otherwise

                  e. Broker-Dealer -- AXA Advisors, LLC or such other registered broker-dealer as MONY America may from time to time designate as a Broker-Dealer hereunder in connection with the sale and servicing of Variable Products.

                  f. Broker-of-Record -- As to any Contract, the general agent designated by MONY America from time to time as the entity responsible for effecting the sale or servicing of such Contract.

                  g. Contract -- Any policy, contract or certificate evidencing an insurance or annuity obligation of MONY America in respect of any Product for which the General Agent is the Broker-of-Record.

                  h. MONY America Sales Materials -- Sales Materials prepared by MONY America and delivered to the General Agent or prepared by the General Agent and approved by MONY America in writing for use by the General Agent in connection with the solicitation of Applications and the servicing of Contracts.

                  i. MONY America's Policies and Procedures -- Such policies and procedures, if any, with respect to the subject matter of this Agreement or any aspect thereof, including, without limitation, the solicitation and sale of Products, the solicitation and submission of Applications, the training and qualification of Appointed Agents and the servicing of Contracts, as MONY America may from time to time adopt on not less than thirty (30) days prior written notice to the General Agent.

                  j. Premium -- Any premium, contribution or other consideration relating to a Contract.

                  k. Product -- Any class of insurance policies or annuity products issued by MONY America which MONY America, in its sole discretion, may from time to time make available to the General Agent to sell or service.

                  l. Representative -- An individual who is at one and the same time (i) an associated person (as that term is defined in Section 3(a)(18) of the Securities Exchange Act of 1934, as amended) of the Broker-Dealer; (ii) duly registered with the National Association of Securities Dealers, Inc. and any applicable state or other jurisdictional securities regulatory authorities as a registered person of the Broker-Dealer qualified to distribute variable life insurance policies and annuity contracts such as the Variable Products in the states or other jurisdictions in which such individual proposes to distribute such policies and contracts and (iii) not subject to a statutory disqualification (as that term is defined in the Securities Exchange Act of 1934, as amended).

                  m. Sales Materials -- All promotional, sales, marketing and advertising materials relating to MONY America or the Products used or distributed in connection with the solicitation of Applications and/or servicing of Contracts, including, without limitation, illustrations, application forms, contract forms, prospectuses, advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, internet, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of



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any other advertisement, sales literature or published article), and educational or training materials or other communications.

                  n. Securities Laws -- All federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended; all applicable state or foreign securities laws; all rules and regulations promulgated with respect thereto and the Conduct Rules of the National Association of Securities Dealers, Inc.

                  o. Variable Product - Any Product which is regulated by the Securities Laws.

         ss.1.2 Cross-references. All references in this Agreement to a Section, Article or Exhibit are to a section, article exhibit of this Agreement, unless otherwise indicated.

                                   ARTICLE II
                                  Product Sales

         ss.2.1 Authority to Solicit and Service. MONY America hereby authorizes the General Agent to solicit Applications for the Products and to service the Contracts. The General Agent accepts such authorization and agrees to use its best efforts to find purchasers for such Products acceptable to MONY America and to service such Contracts. The General Agent acknowledges that the authorization to solicit Applications for the Products and service Contracts granted hereunder is not exclusive and that other agents and general agents will be soliciting applications for the Products and/or similar products and servicing MONY America policies and contracts in competition with the General Agent.

         ss.2.2 Products Included Under Agreement. The Products which MONY America makes available to the General Agent are the sole classes of policies and contracts for which the General Agent is authorized to solicit Applications and sell Contracts pursuant to this Agreement. The Contracts for which the General Agent is designated as the Broker-of-Record are the sole policies and contracts which the General Agent is authorized to service hereunder.

         ss.2.3 General Agent Qualifications. The General Agent warrants and represents that it is a life insurance agent licensed in each state and other jurisdiction in which it intends to perform its functions and fulfill its obligations hereunder. The General Agent shall, at all times when performing its obligations under this Agreement, be duly licensed to sell Products and service Contracts in each state or other jurisdiction in which it is soliciting Applications and/or servicing Contracts. The General Agent shall use its best efforts to become a licensed life insurance agent in all fifty states, the District of Columbia, the Virgin Islands and Puerto Rico and to continue to be so licensed throughout the term of this Agreement.

         ss.2.4 Limitations on Authority. The General Agent shall not possess or exercise any authority on behalf of MONY America other than that expressly conferred pursuant this Agreement. The General Agent shall perform all its obligations hereunder and shall cause all Agents to act in all respects in connection with the subject matter hereof in accordance with MONY America's Policies and Procedures. In particular, and without limiting the foregoing, the General Agent shall not have any authority, nor shall it permit any Agent, to
(i) alter, modify, waive, forgive, cancel or change any of the terms, rates, charges or conditions of any Contract or other contract entered into pursuant to a Contract; (ii) make any representations concerning any of the terms, rates, charges or provisions of any Contract except as expressly authorized in writing by MONY America; (iii) extend the time for payment of any Premiums;



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(iv) receive any moneys in payment of Premiums in respect of any Contract
(except for the sole purpose of forwarding the same to MONY America) or (v) make any representations concerning any of the terms, rates, charges or provisions of any Contract except as expressly authorized in writing by MONY America.

         ss.2.5 Independent Contractor Status. MONY America and the General Agent agree and confirm that the General Agent shall perform its obligations hereunder as an independent contractor and nothing herein contained shall constitute the General Agent, any of the Agents or any of the officers, directors, employees or representatives of the General Agent as employees of MONY America. In performing its obligations under this Agreement, the General Agent shall not be obligated or expected to devote its full time and energies to the performance of its obligations hereunder or to sell or solicit Applications for a specified number of Contracts, nor shall the General Agent be obligated or expected to solicit Applications for or sell the Products or service the Contracts on an exclusive basis.

         ss.2.6 Compliance With Applicable Laws. The General Agent shall perform its obligations hereunder in compliance with, and cause its Agents to comply with, all applicable insurance laws and regulations, including, without limitation, state insurance laws and regulations governing insurance-related activities and transactions. Notwithstanding the foregoing, MONY America has retained the Broker-Dealer to oversee compliance with the Securities Laws in connection with the solicitation, offering and servicing of Variable Products, but the General Agent shall not violate any of the Securities Laws in performing its obligations hereunder. The General Agent shall notify MONY America immediately in writing if it receives notice of any governmental inquiry concerning its compliance or the compliance of any of its Agents with any laws or regulations in connection with the performance of its obligations hereunder or if it otherwise learns that it is not in compliance with any such law or regulation.

         ss.2.7 Restrictions on Sales Activity. The General Agent shall not offer or attempt to offer any Contract, nor solicit Application for a Contract, nor deliver any Contract, in any state or other jurisdiction in which such Contract may not lawfully be sold or offered for sale, or permit any Agent to make any such offer, attempt to offer, solicitation or delivery. For purposes of determining where any Product may be offered and Applications solicited, the General Agent may rely on written notification, as revised from time to time, received from MONY America.

                                   ARTICLE III
                                Variable Products

         ss.3.1 Sales of Variable Products. Notwithstanding anything to the contrary contained in this Agreement, solicitations and offers to sell Variable Products and the servicing of Contracts for Variable Products may only be made jointly with the Broker-Dealer. The General Agent shall not permit any Appointed Agent to solicit Applications or sell or service a Contract for any Variable Product unless such Appointed Agent is at the time of such solicitation, sale and/or servicing a Representative of the Broker-Dealer. The General Agent may rely on the instructions of the Broker-Dealer concerning the Securities Laws in connection with the sale and servicing of the Variable Products.

         ss.3.2 Compliance with SEC No Action Letter. The General Agent warrants and represents that, in connection with the offering of Variable Products hereunder, it is presently in compliance with Howard & Howard (sub. nom. First of America Brokerage Services, Inc.) (avail. Sept. 28, 1995), a no action letter issued by the staff of the Securities and Exchange Commission with respect to the non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer (the "No Action Letter"). The General Agent shall, at all times during the term of this Agreement, perform all



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obligations on its part to be performed in compliance with the No Action Letter, as the same may be hereafter modified and amended by additional no action letters, legislation and/or regulations. The General Agent shall not at any time during the term hereof solicit any Application or offer to sell any Contract for a Variable Product unless the General Agent is then in compliance with the No Action Letter.

                                   ARTICLE IV
                                Appointed Agents

         ss.4.1 Agent Solicitation. The General Agent shall not permit any individual to solicit an Application or offer to sell a Contract for a Product or service any Contract unless such individual is at the time of such solicitation and/or offer or servicing an Appointed Agent hereunder. The General Agent shall not permit any Appointed Agent who at any time ceases to satisfy all of the qualifications set forth in the definitions of Agent and/or Appointed Agent in Article I above to solicit any Applications or sell or service any Contracts. The General Agent shall not, and shall not permit any Appointed Agent to, recommend the purchase of any Product to any customer without having reasonable grounds to believe that such purchase is suitable for such customer, based on information supplied by such customer after reasonable inquiry into such customer's insurance and investment objectives and financial situation and needs in accordance with applicable state insurance laws, rules or regulations.

         ss.4.2 Authority to Recommend Agent Appointments. The General Agent may recommend Agents to MONY America for appointment as Appointed Agents. MONY America reserves the right in its sole discretion to refuse to appoint any Agent proposed by the General Agent as an Appointed Agent. MONY America also reserves the right, in its sole discretion, to terminate the appointment of any Appointed Agent. The making of any recommendation by the General Agent shall be deemed to constitute the warranty and representation of the General Agent that the individual being recommended (a) satisfies all the criteria set forth in the definition of "Agent" in this Agreement and (b) has the qualifications, good character and moral fitness to act as an Appointed Agent and to hold himself or herself out as such to the general public. The General Agent shall, upon written request, confirm such warranties and representations in writing and shall furnish MONY America with evidence of the same, acceptable to MONY America and including, without limitation, proof of proper licensing and registration. It is also understood and agreed that all matters concerning the licensing and/or registration of any individual recommended for appointment as an Appointed Agent under any applicable state insurance law shall be a matter directly between the General Agent and such individual. The General Agent shall promptly notify MONY America if, at any time during the term hereof, any Appointed Agent fails to satisfy any of the qualifications set forth in the foregoing warranty and representation. Nothing in this Agreement shall be construed as requiring MONY America to obtain a license or registration or issue a consent or appointment to enable any particular individual to sell any Product. MONY America shall have no obligation or responsibility for licensing insurance agents under applicable state insurance laws.

         ss.4.3 Supervisory Responsibilities. The General Agent shall be responsible for the training, supervision, control and conduct of the Appointed Agents in connection with their activities as insurance agents hereunder. The General Agent shall supervise compliance by the Appointed Agents in respect of all the terms and conditions of this Agreement in the performance of all activities with respect to the subject matter hereof. The General Agent shall not be responsible for the training, supervision, control or conduct of the Appointed Agents in their capacity as Representatives of the Broker-Dealer.



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

         ss.4.4 Tax Reporting Responsibility. The General Agent shall be solely responsible under applicable tax laws for the reporting of compensation paid to the Agents and for any withholding of taxes from compensation paid to the Agents, including, without limitation, FICA, FUTA, and federal, state and local income taxes.

                                    ARTICLE V
                                 Sales Practices

         ss.5.1 Applications. Completed Applications shall be promptly delivered to MONY America at such address as MONY America may from time to time specify. MONY America shall have the right in its sole discretion to reject any Application and refund any Premium received.

         ss.5.2 Sales Materials. MONY America will provide all MONY America Sales Materials (other than MONY America Sales Materials prepared by the General Agent and approved by MONY America) to be used and/or distributed by the General Agent and the Appointed Agents in connection with the solicitation of Applications and sale or servicing of Contracts pursuant to this Agreement. The General Agent shall not, and shall not permit any Appointed Agent to, solicit any Application or offer to sell or service any Contract without delivering all MONY America Sales Materials to the prospective purchaser required by applicable state insurance laws, rules or regulations and MONY America's Policies and Procedures. All MONY America Sales Materials shall be and remain the sole and exclusive property of MONY America and shall be used or distributed by the General Agent and the Appointed Agents solely and exclusively in connection with the solicitation of Applications and/or servicing of Contracts. The General Agent shall not, and shall not permit anyone to, distribute any Sales Materials with respect to MONY America and/or the Products other than MONY America Sales Materials and the General Agent shall not permit anyone other than Appointed Agents to use or distribute MONY America Sales Materials. No MONY America Sales Materials shall be used or distributed in any state or other jurisdiction unless approved by MONY America for use and/or distribution in such state or other jurisdiction. Notwithstanding the foregoing, to the extent MONY America Sales Materials with respect to any Variable Product may only be used and/or distributed by a registered broker-dealer and its registered representative, the General Agent shall have no obligation hereunder with respect to such Sales Materials. Upon the termination of this Agreement, the General Agent will promptly destroy or return to MONY America all MONY America Sales Materials and other materials and supplies furnished by MONY America to the General Agent, except in each case to the extent copies are required for the maintenance of records.

         ss.5.3 Limitations on Advertising. The General Agent shall not, and shall not permit any Appointed Agent to, advertise for, on behalf of, or with respect to MONY America or any of the Products without prior approval and authorization from MONY America.

         ss.5.4 Restrictions on Bank Sales. The General Agent shall not, without the prior consent of MONY America in each instance, offer or attempt to offer any Product nor solicit any Application for any Product (i) by means of personal, telephone, mail or other oral or written contacts originating from the premises of a bank, trust company, savings bank, savings and loan association, thrift, credit union or similar institution or (ii) to persons referred to them by any such institution or through any customer lists, mailings, employee referrals or any other sources of any such institution.

         ss.5.5 Replacements of MONY America Products. The General Agent shall not, and shall not permit any Agent to encourage any customer to, surrender or replace a life insurance policy or annuity contract issued by MONY America in order to purchase a Contract or, conversely, to surrender or



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exchange a Contract in order to purchase another life insurance policy or annuity contract issued by MONY America, except to the extent such surrenders or exchanges are made in accordance with MONY America's Policies and Procedures. In the event that a life insurance policy or annuity contract issued by MONY America is surrendered or exchanged in order to purchase a Contract, no compensation shall be paid under this Agreement except as expressly provided to the contrary in Exhibit A.

         ss.5.6 Premiums. All payments on account of Premiums for any Contract shall be made in accordance with the relevant Contracts and other MONY America Sales Materials as well as MONY America's Policies and Procedures. MONY America shall not be liable for any error made in the investment of any Premium forwarded to MONY America by the General Agent unless written instructions for investing such Premium were delivered to MONY America simultaneously with or prior to the time such Premium was forwarded to MONY America and such error resulted from MONY America's negligence, gross negligence or intentional misconduct.

         ss.5.7 Misdirected Payments. In the event that Premiums or loan repayments are sent to the General Agent or any Agent, rather than to MONY America, the General Agent shall, or shall cause such Agent to, promptly remit such Premiums or loan repayments to MONY America.

         ss.5.8 Delivery of Contracts. Upon the acceptance of an Application by MONY America and receipt of the appropriate Premium therefor, MONY America will forward the Contract applied for to the General Agent for delivery to the purchaser thereof, and the General Agent shall deliver the Contract to the purchaser within such period as may be allowed or required by MONY America's Policies and Procedures. Each Contract delivered to a purchaser shall be accompanied by a form of acknowledgment of receipt and such additional materials as MONY America may from time to time require. The General Agent shall request that the purchaser execute and return such acknowledgment of receipt and other materials to MONY America within ten (10) days following receipt of the Contract and shall inform such owner in writing that, unless and until such acknowledgment of receipt is executed and returned to MONY America, no financial transactions with respect to the Contract requested by such owner shall be effected by MONY America except upon receipt of written instructions signed by such owner, accompanied by a signature guaranty, in form acceptable to MONY America. For purposes of this provision, no Contract shall be deemed to be issued by MONY America until delivered by the General Agent to the purchaser thereof, together with the acknowledgment and other materials provided for herein.

         ss.5.9 Refunds of Premiums. In the event that MONY America rejects an Application or a customer exercises his or her free look right under a Contract in a timely manner, MONY America will refund any Premium received by MONY America on account of such Application or Contract to the applicant or customer, as the case may be, unless any portion of the Premium was paid to MONY America by another insurance company as part of a 1035 exchange, in which case such portion shall be refunded to such other insurance company. MONY America will promptly notify the General Agent of all Premiums refunded and the party to whom such refunds were paid.

         ss.5.10 Directions Given on Behalf of Customers. MONY America may from time to time in accordance with MONY America's Policies and Procedures accept transfer or other instructions with respect to Contracts given by an Appointed Agent on behalf of his or her customers, provided that the Appointed Agent has first obtained from the customer written authorization therefor in form acceptable to MONY America. The General Agent shall be solely responsible for the accuracy and propriety of any instruction given or action taken by an Agent on behalf of a customer. MONY America shall not have any responsibility or liability for any action taken or omitted by it in good faith in reliance on or by



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acceptance of such an instruction or action. No instructions shall be given or actions taken by an Agent on behalf of a customer except in accordance with MONY America's Policies and Procedures.

         ss.5.11 Restrictions on Certain Investment Services. Without the prior consent of MONY America in each instance, the General Agent shall not, nor shall it permit any Agent to, adopt, implement or offer any program, plan, arrangement or service to allocate Premiums and/or Variable Account investments for market timing purposes, whether conducted under powers of attorney or otherwise.

                                   ARTICLE VI
                  Confidentiality, Reporting and Recordkeeping

         ss.6.1 Confidentiality. MONY America and the General Agent shall maintain the confidentiality of all client lists, operations manuals, training manuals and materials, products manuals or any other proprietary information acquired from the other as a result of the contractual relationship contemplated in this Agreement and shall not use such information for any purpose except in furtherance of the purposes hereof without prior consent. Neither MONY America nor the General Agent shall use, disclose, reveal or publish any confidential information so acquired to market products or services for itself directly or indirectly without the prior consent of the other. Nothing contained in this
Section 6.1 to the contrary shall prohibit either party hereto from disclosing any information which such party is, in the opinion of such party's counsel, compelled to disclose by law, regulation, court action or similar process.

         ss.6.2 Names and Trademarks. The General Agent shall not shall use, nor permit any Agent to use, the MONY America name or any other name, trademark, service mark, symbol or trade style that is now or may hereafter be owned by MONY America, except in the manner and to the extent that such use is specifically authorized by MONY America.

         ss.6.3 Maintenance of Books and Records. The General Agent shall maintain such books and records concerning the activities of the Agents as may be required by state insurance departments and other regulatory agencies to reflect adequately the Contracts processed and/or serviced pursuant hereto. The General Agent shall make such books and records available to MONY America, its accountants, auditors and other representatives and all state and federal regulators at any reasonable time upon written request. Each party shall be and remain sole owner of its records, including but not limited to business and corporate records, regardless of the use or possession by either party of the other party's records. The books, accounts and records of MONY America and the General Agent as to all transactions between them under this agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. MONY America and the General Agent shall each individually maintain separate books, accounts and records in respect to personnel, property and services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion any and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the personnel, property or services provided hereunder.

         ss.6.4 Reports to Insurers. The General Agent shall promptly furnish to MONY America at any reasonable time upon written request any reports and information which MONY America may reasonably require for the purpose of meeting its reporting and record keeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or the rules of the National Association of Securities Dealers, Inc.



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

                                   ARTICLE VII
                         Compensation, Fees and Expenses

         ss.7.1 Compensation Schedule. MONY America shall pay to the General Agent, as compensation for the Contracts for which the General Agent is then the Broker-of-Record, the amounts with respect such Contracts provided in the schedules set forth in Exhibit A attached hereto and made a part hereof, as the same may be modified and amended from time to time by MONY America in its sole discretion on not less than ten (10) days prior written notice. In no event shall any compensation due and payable hereunder be in excess of any limitations on compensation imposed by Section 4228 of the New York Insurance Law or any other applicable law or regulation.

         ss.7.2 Limitations on Compensation. The compensation provided in
Section 7.1 above shall constitute compensation in full for all services to be performed by the General Agent hereunder. No compensation or reimbursement of any kind shall be due and payable to the General Agent pursuant to this Agreement except as expressly set forth in Exhibit A, as the same may be amended from time to time as above provided. Except as provided in MONY America's Policies and Procedures, no compensation or reimbursement of any kind otherwise due and payable hereunder in respect of any Contract shall be due and payable unless and until all Premiums then due and payable to MONY America pursuant to such Contract have been received and accepted by MONY America. No compensation will be due and payable hereunder in respect of any Application rejected by MONY America or any Contract for which the free look right has been exercised, except as otherwise provided to the contrary in Exhibit A attached hereto, and the General Agent shall promptly reimburse MONY America for the amount of any compensation previously paid to the General Agent in connection therewith.

         ss.7.3 Costs and Expenses Paid by General Agent. Except as expressly provided in this Agreement to the contrary, the General Agent shall be solely responsible for the payment of all costs and expenses incurred by it in the performance of its obligations under this Agreement, including, without limitation, all costs and expenses from time to time of appointing and reappointing Appointed Agents.

         ss.7.4 Broker-Dealer Fees and Expenses. All fees and other compensation, if any, due and payable to the Broker-Dealer in connection with the solicitation and sale of Variable Products as contemplated herein shall be the sole and exclusive obligation of MONY America, and the General Agent shall have no obligation to pay any such fees or other compensation or reimburse the Broker-Dealer for any costs or expenses incurred by the Broker-Dealer in connection therewith, except as the General Agent and the Broker-Dealer may from time to time agree to the contrary.

         ss.7.5 No Rights of Agents to Compensation Paid by MONY America. No Agent, director, officer, employee or representative of the General Agent shall have any interest in this Agreement or any right to any compensation or other sums dues and payable hereunder. The General Agent shall be solely responsible for the payment of all commissions and other consideration of any kind to the Agents.

                                  ARTICLE VIII
                          Complaints and Investigations

         ss.8.1 Customer Complaints. MONY America and the General Agent shall give prompt notice to the other of any customer complaint (as such term is defined in MONY America's Policies and Procedures) received by such party or any affiliate thereof in connection with, relating to or arising out of any Product, the solicitation of Applications pursuant hereto, any Contract issued pursuant to this



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Agreement or any activity or conduct pertaining to the subject matter of this
Agreement. A copy of the customer complaint received (or a written summary thereof if made orally) shall accompany such notice. Copies of all materials relevant to such customer complaint shall, upon the written request of any other party hereto, be promptly provided to the party requesting the same. MONY America and the General Agent will cooperate in investigating all customer complaints, will consult with each other prior to responding to a customer complaint received by any of them and will attempt in good faith to reach agreement on the response to each such customer complaint. If the parties are unable to agree on the response to any customer complaint, each party shall have the right, upon prior notice to the other parties, to issue its own response to such customer complaint, whether or not such complaint was originally addressed to such party. Each party shall promptly give the other parties copies of each response issued by such party.

         ss.8.2 Regulatory and Judicial Proceedings. MONY America and the General Agent shall give prompt notice to the other of the commencement of any regulatory investigation, proceeding or inquiry or of any judicial action or proceeding in connection with, relating to or arising out of the solicitation of Applications pursuant hereto, any Contract issued pursuant to this Agreement or any activity or conduct pertaining thereto of which such party or any affiliate thereof has knowledge. The parties shall each cooperate fully in any such regulatory investigation, proceeding or inquiry or of any judicial action or proceeding. Copies of all materials relevant to any such regulatory investigation, proceeding or inquiry or of any judicial action or proceeding in the possession of any party hereto shall, upon the written request of any other party hereto, be promptly provided to the party requesting the same.

                                   ARTICLE IX
                                Term of Agreement

         ss.9.1 Term. This Agreement shall become effective as of the date first above written and shall continue in full force and effect from year to year thereafter, until terminated as herein provided.

         ss.9.2 Termination. This Agreement may be terminated by any party hereto on default or, absent default, on not less than sixty (60) days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto, specifying the effective date of termination, provided that any electronic data processing services provided pursuant to this Agreement shall not be terminated by either party until one hundred and eighty (180) days or more advance written notice of termination. Subject to the terms (including any limitations and restrictions) of any applicable software licensing agreement then in effect between General Agent and any licensor, General Agent shall, upon termination of this Agreement, grant to MONY America a perpetual license, without payment of any fee, in any electronic data processing software developed or used by General Agent in connection with the services provided to General Agent hereunder, if such software is not commercially available and is necessary, in MONY America's reasonable judgment, for MONY America to perform subsequent to termination the functions provided by General Agent hereunder.

         ss.9.3 Survival. Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except as expressly provided to the contrary herein and except for the obligations of the parties to settle accounts hereunder, including the settlement of monies due in connection with Products in effect at the time of termination or issued pursuant to applications received by MONY America prior to termination, and the agreements contained in Articles VI, VIII and X.

                                    ARTICLE X
                                 Indemnification

         ss.10.1 Indemnification of MONY America. The General Agent shall indemnify and hold harmless, MONY America, all direct and indirect MONY America subsidiaries and all officers, directors, employees and representatives of the foregoing from and against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach of any warranty or representation by the General Agent hereunder or any default or other failure on the General Agent's part to perform any of its obligations hereunder.

         ss.10.2 Indemnification of General Agent. MONY America shall indemnify and hold harmless the General Agent, its parent AXA Distribution Holding Company, all direct and indirect subsidiaries of AXA Distribution Holding Company and all officers, directors, employees and representatives of the foregoing from and against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach of any warranty or representation by the MONY America hereunder or any default or other failure on MONY America's part to perform any of its obligations hereunder:

         ss.10.3 Notification and Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article X of notice of the commencement of any action or threat of such action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article X ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article X, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                   ARTICLE XI
                                  Audit Rights

         ss.11.1 MONY America, AXA Network and any governmental agency having jurisdiction over either or both of the companies, at the companies' expense, shall each have the right to conduct an audit of the other's books, records and accounts with respect to services provided hereunder, giving reasonable notice of its intent to conduct such an audit. In the event of such an audit, each shall give to the other reasonable cooperation and access to all books, records and accounts necessary to the audit.

         ss.11.2 MONY America and AXA Network shall be and remain sole owner of their respective records, including but not limited to business and corporate records, regardless of the use or possession by either of the other's records. MONY America and AXA Network shall each individually maintain separate books, accounts and records in respect to the services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the services provided hereunder. All records shall be maintained in accordance with applicable law and regulation, including but not limited to, New York Insurance Department Regulation No. 152.

         ss.11.3 The books, accounts and records of MONY America and AXA Network as to all transactions between them under this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. The companies shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the companies and persons authorized by it or any governmental agency having jurisdiction over either or both of the companies during all reasonable business hours.

                                   ARTICLE XI
                                  Miscellaneous

         ss.12.1 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         ss.12.2 Prior Agreements and Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, either oral or written, between the parties with respect to the Products, the solicitation of Applications and the sale and servicing of Contracts and may not be modified or amended in any way except in writing signed by both parties hereto unless expressly provided to the contrary herein.

         ss.12.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         ss.12.4 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         ss.12.5 Arbitration. Should an irreconcilable difference of opinion between MONY America and AXA Network arise with respect to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be by three arbitrators in accordance with the rules of the

American Arbitration Association, such arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York. Each party shall bear its own expense in connection with the arbitration, and the fees and expenses of the arbitrators and any other expenses of the arbitration shall be shared equally by the parties.

         ss.12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws provisions.

         ss.12.7 No Waiver of Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of any party to insist upon strict compliance with any of the terms and/or conditions of this Agreement shall not be construed as a waiver of any of the terms and/or conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

  MONY LIFE INSURANCE COMPANY                AXA NETWORK, LLC
         OF AMERICA                          AXA NETWORK OF ALABAMA, LLC
                                             AXA NETWORK OF CONNECTICUT,
  By: ______________________________                MAINE AND NEW YORK, LLC
           Stanley B. Tulin                  AXA NETWORK INSURANCE
           Vice Chairman and                        AGENCY OF MASSACHUSETTS, LLC
           Chief Financial Officer           AXA NETWORK OF PUERTO RICO, INC.
                                             AXA NETWORK INSURANCE AGENCY
                                                    OF TEXAS, INC.

                                             By: ___________________________
                                                   Robert Jones
                                                   Chairman of the Board

                                    EXHIBIT A
                                   SCHEDULE 1

                          EFFECTIVE AS OF June 6, 2005

                           General Agent Compensation
                                       For
                             Life Insurance Products

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by MONY America and, where applicable, fund-based basis points as more particularly set forth in the following tables:

Commissions on New Sales of Individual Permanent Life Insurance Products:


---------------------------------------------------- ---------------------------
Type of Premium                                               Percentage

---------------------------------------------------- ---------------------------
MONY VUL
---------------------------------------------------- ---------------------------
      First policy year up to Target                            110.0%
---------------------------------------------------- ---------------------------
      Excess Premiums (Policy Year 1)                            4.0%
---------------------------------------------------- ---------------------------
      Renewals(1)                                                5.0%
---------------------------------------------------- ---------------------------
      Asset Based Trailer                                        0.0%
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
MONY ISWL
---------------------------------------------------- ---------------------------
      First policy year up to Target                            110.0%
---------------------------------------------------- ---------------------------
      Excess Premiums (Policy Year 1)                            4.0%
---------------------------------------------------- ---------------------------
      Renewals(1)                                                4.0%
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Group UL
---------------------------------------------------- ---------------------------
     First Policy Year up to Target                              110%
---------------------------------------------------- ---------------------------
     Excess Premiums (Policy Year 1)                             4.0%
---------------------------------------------------- ---------------------------
     Renewals(1)                                                 4.8%
---------------------------------------------------- ---------------------------

----------
(1)  Policy Year 2 and later

---------------------------------------------------- ---------------------------
Type of Premium                                               Percentage
---------------                                               ----------
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Corporate Owned Life Insurance
---------------------------------------------------- ---------------------------
      First Policy Year up to Target                             30.8%
---------------------------------------------------- ---------------------------
      Excess Premiums (Policy Year 1)                            13.6%
---------------------------------------------------- ---------------------------
      Renewals(2)                                                15.0%
---------------------------------------------------- ---------------------------
      Asset Based Trailer(2)                                     0.20%(3)
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Bank Owned Life (BOLI)
---------------------------------------------------- ---------------------------
      Single Premium                                             5.0%
---------------------------------------------------- ---------------------------
      Asset Based Trailer(2)                                     0.25%(3)
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
All Other MLOA Products
---------------------------------------------------- ---------------------------
      First Policy Year up to Target                            110.0%
---------------------------------------------------- ---------------------------
      Excess Premiums (Policy Year 1)                            4.0%
---------------------------------------------------- ---------------------------
      Renewals(2)                                                5.0%
---------------------------------------------------- ---------------------------
      Asset Based Trailer                                        0.0%
---------------------------------------------------- ---------------------------

Commissions on New Sales of Individual Term Life Insurance Products:

------------------------------------------- ------------------------------------
Type of Premium                                               Percentage
---------------                                               ----------
------------------------------------------- ------------------------------------
First Year
------------------------------------------- ------------------------------------
     10 Year Level Term                                          110%
------------------------------------------- ------------------------------------
     15 Year Level Term                                          120%
------------------------------------------- ------------------------------------
     20 Year Level Term                                          130%
------------------------------------------- ------------------------------------
     30 Year Level Term                                          130%
------------------------------------------- ------------------------------------
     Yearly Renewable Term                                        95%
------------------------------------------- ------------------------------------
Renewals                                                         0.0%
------------------------------------------- ------------------------------------

Commissions on In-force Permanent Life Insurance Products (except COLI and
BOLI):

------------------------------------------- ------------------------------------
Type of Premium                                               Percentage
---------------                                               ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Renewals(2)                                                      5.0%
------------------------------------------- ------------------------------------
Asset Based Trailer                                              0.0%
------------------------------------------- ------------------------------------

----------

(2)  Policy Year 2 and later.
(3)  Based on unloaned policy account value.

Commissions on In-force COLI:

------------------------------------------- ------------------------------------
Type of Premium                                               Percentage
---------------                                               ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Renewals(4)                                                     15.0%
------------------------------------------- ------------------------------------
Asset Based Trailer(4)                                         0.20%(5)
------------------------------------------- ------------------------------------

Commissions on In-force BOLI:

------------------------------------------- ------------------------------------
Type of Premium                                               Percentage
---------------                                               ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Asset Based Trailer(4)                                         0.25%(5)
------------------------------------------- ------------------------------------

Commissions on In-force Term Life Insurance Products:

------------------------------------------- ------------------------------------
Type of Premium                                               Percentage
---------------                                               ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Renewals(6)                                                      3.0%
------------------------------------------- ------------------------------------
Renewals(7)                                                      0.0%
------------------------------------------- ------------------------------------

----------
(4)  Policy Year 2 and later.
(5)  Based on unloaned policy account value
(6)  Applies to policies issued prior to 7/29/02.
(7)  Applies to policies issued on or after 7/29/02.

                                    EXHIBIT A
                                   SCHEDULE 2

                          EFFECTIVE AS OF June 6, 2005

           General Agent Compensation for Annuity Sales and Servicing

Compensation to the General Agent in connection with the sale and servicing of annuity contracts will be calculated on a contract by contract and certificate by certificate basis. Total compensation to the General Agent in respect of the sale and servicing of each health insurance contract or policy will be a percentage of the consideration received by MONY America and, where applicable, fund-based basis points as more particularly set forth in the following table:

Commissions on New Sales of Non-Variable Annuities:

------------------------------------------- ------------------------------------
Type of Consideration                                         Percentage
---------------------                                         ----------
------------------------------------------- ------------------------------------
First Contract Year                                              8.5%
------------------------------------------- ------------------------------------
Renewals(8)                                                      8.5%
------------------------------------------- ------------------------------------

Commissions on New Sales of Variable Annuities:

------------------------------------------- ------------------------------------
Type of Consideration                                         Percentage
---------------------                                         ----------
------------------------------------------- ------------------------------------
First Contract Year                                              6.5%
------------------------------------------- ------------------------------------
Renewals(9)                                                      6.5%
------------------------------------------- ------------------------------------
Asset Based Trailer(9)                                          0.25%(9)
------------------------------------------- ------------------------------------

Commissions on In-Force Non-Variable Annuities:

------------------------------------------- ------------------------------------
Type of Consideration                                         Percentage
---------------------                                         ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Renewals(9)                                                      8.5%
------------------------------------------- ------------------------------------

Commissions on In-Force Variable Annuities:

------------------------------------------- ------------------------------------
Type of Consideration                                         Percentage
---------------------                                         ----------
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Renewals(9)                                                      6.5%
------------------------------------------- ------------------------------------
Asset Based Trailer(9)                                          0.25%(10)
------------------------------------------- ------------------------------------

----------
(8)  Contract Year 2 and later.
(9)  Based on unloaned policy account value